EXHIBIT 21.1

BERRY PLASTICS GROUP, INC.
LIST OF SUBSIDIARIES

AeroCon, LLC
Aspen Industrial S.A. de C.V.
Berry Plastics (Australia) Pty Ltd.
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition Corporation XV, LLC
Berry Plastics Acquisition LLC II
Berry Plastics Acquisition LLC X
Berry Plastics Asia Pacific Limited
Berry Plastics Asia Pte. Ltd.
Berry Plastics Beheer B.V.
Berry Plastics Canada, Inc.
Berry Plastics Corporation
Berry Plastics de Mexico, S. de R.L. de C.V.
Berry Plastics Design, LLC
Berry Plastics Dutch Holding Cooperatief U. A.
Berry Plastics Filmco, Inc.
Berry Plastics France Holdings SAS
Berry Plastics GmbH
Berry Plastics Group, Inc.
Berry Plastics Holding GmbH & Co. KG
Berry Plastics Hong Kong Limited
Berry Plastics IK, LLC
Berry Plastics International B.V.
Berry Plastics International C.V.
Berry Plastics International GmbH
Berry Plastics International, LLC
Berry Plastics Malaysia SDN BHD
Berry Plastics Opco, Inc.
Berry Plastics Qingdao Limited
Berry Plastics SP, Inc.
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
BPRex Brazil Holding Inc.
BPRex Closure Systems, LLC
BPRex Closures and Packaging Services Ltd.
BPRex Closures Kentucky Inc.
BPRex Closures, LLC
BPRex de Mexico S.A. de R.L. de CV
BPRex Delta Inc.
BPRex Healthcare Brookville Inc.
BPRex Healthcare Offranville SAS
BPRex Healthcare Packaging, Inc.

BPRex Partipacoes Ltda
BPRex Plastic Packaging (India Holdings) Ltd.
BPRex Plastic Packaging de Mexico S.A. de C.V.
BPRex Plastic Packaging, Inc.
BPRex Plastic Services Company Inc.
BPRex Plasticos Do Brasil Ltda
BPRex Product Design & Engineering Inc.
BPRex Singapore Pte. Ltd.
BPRex Specialty Products Puerto Rico Inc.
Caplas LLC
Caplas Neptune, LLC
Captive Plastics Holdings, LLC
Captive Plastics, LLC
Cardinal Packaging, Inc.
Closures and Packaging Services Ltd.
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
Covalence Specialty Materials Mexico S. de R.L. de C.V.
CPI Holding Corporation
CSM Mexico SPV LLC
Frans Nooren Afdichtingssystemen B.V.
Grafco Industries Limited Partnership
Grupo de Servicios Berpla, S. de R.L. de C.V.
Jacinto Mexico, S.A. de C.V.
Kerr Group, LLC
Knight Plastics, LLC
Packerware, LLC
Pescor, Inc.
Pliant Corporation International
Pliant de Mexico S.A. de C.V.
Pliant, LLC
Poly-Seal, LLC
Prime Label & Screen Incorporated
Rafypak, S.A. de C.V.
Rexam Pharma Packaging India Pvt. Ltd.
Rollpak Corporation
Saffron Acquisition, LLC
Seal for Life India Private Limited
Seal for Life Industries Beta LLC
Seal for Life Industries BVBA
Seal for Life Industries Tijuana LLC
Seal for Life Industries, LLC
Seal for Life Technologies & Services B.V.
Setco, LLC
Stopaq B.V.
Stopaq Saudi Factory LLC
Sun Coast Industries, LLC
Tyco Acquisition Alpha LLC
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Venture Packaging Midwest, Inc.
Venture Packaging, Inc.